                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                            SCHEDULE 14C INFORMATION


                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. 1)


Filed by the registrant             [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary Information Statement

[ ]      CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
         (AS PERMITTED BY RULE 14C-5(D) (2))

[X]      Definitive Information Statement

                                TELOS CORPORATION
--------------------------------------------------------------------------------

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (check the appropriate box):

[X]        No fee required

[ ]        Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

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               Pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]        Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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

                               TELOS CORPORATION
                               19886 ASHBURN ROAD
                               ASHBURN, VA 20147
                                 (703) 724-3800
                             ---------------------
                             INFORMATION STATEMENT
                             ---------------------
                              GENERAL INFORMATION

         This Revised Information Statement is being furnished by Telos Corporation, a Maryland corporation ("Telos" or the "Company"), formerly known as C3, Inc., in connection with the special meeting of the holders of its 12% Cumulative Exchangeable Redeemable Preferred Stock ("Exchangeable Preferred'") to be held on July 31, 1998 at 10:00 a.m. at The Army and Navy Club Building, 1627 Eye Street, N.W., Washington, D.C. 20006 at the law offices of McGuire, Woods, Battle & Boothe LP ("Special Meeting"). The Information Statement has been revised in response to certain comments received from the Securities and Exchange Commission on the Information Statement dated July 10, 1998.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


Purpose of Meeting

         The purpose of the Special Meeting is to allow the holders of the Exchangeable Preferred to elect two Class D Directors to the Telos Board of Directors. On May 7, 1998, the Company mailed a Notice of Special Meeting setting forth the business to be conducted at the Special Meeting. Pursuant to
Section 5 of Article II of the Company's Bylaws, no other business may be conducted at the Special Meeting.

Reason for Election

         The holders of the Exchangeable Preferred are entitled to elect two Class D directors because dividends on the Exchangeable Preferred are in arrears and unpaid for three consecutive full semi-annual periods. Telos did not believe that the holders of the Exchangeable Preferred were entitled to voting rights to elect class D Directors because the Company was unable to pay the dividends. Because certain shareholders asserted that they were entitled to the voting rights, Telos initiated a Declaratory Judgment action for an interpretation of the disputed provision. On May 4, 1998, the Court entered a Final Order declaring that the holders of the Exchangeable Preferred were entitled to the voting rights.

Nominations

         Telos has received nominations of the following persons for election as Class D Directors:

                  Richard M. Goltermann
                  Marshall Greenblatt
                  Julio E. Heurtematte, Jr.
                  Richard C. Litsinger
                  Malcolm M.B. Sterrett


         Applicable rules of the Securities and Exchange Commission (the "SEC") require that, if proxies are solicited from the holders of the Exchangeable Preferred in support of or in opposition to the election of any nominee to the Board of Directors of the Company, the person soliciting such holders must provide them with a proxy statement containing certain prescribed information, including information concerning the nominees. The Company assumes no responsibility for the accuracy or completeness of any information contained in any proxy material furnished to any holder of Exchangeable Preferred concerning the election of any Class D Director.

         The Board of Directors of Telos does not take any position with respect to the election of any of the nominees for election as Class D Directors, is not soliciting any proxies in connection with the Special Meeting and does not make any recommendation "For" or "Against" the election of any nominee.

Voting At Meeting

         The record date for determining the shareholders entitled to vote at the Special Meeting is June 26, 1998 ("Record Date"). As of the Record Date, there were 3,595,586 shares of Exchangeable Preferred outstanding. Each share of Exchangeable Preferred is entitled to one vote at the Special Meeting on the matter properly presented at the meeting and may be voted for as many individuals as there are directors to be elected. There is no cumulative voting. Directors are elected by a plurality of the votes cast with a quorum present. A quorum consists of stockholders representing, either in person or by proxy, a majority of the outstanding Exchangeable Preferred entitled to vote at the Special Meeting. Abstentions are considered in determining the presence of a quorum but will not affect the plurality vote required for the election of directors.

         If the election of the Class D directors is contested, under rules applicable to broker-dealers voting shares beneficially owned by customers, the proposal for the election of the nominees would be considered a "non-discretionary" item upon which broker-dealers may not vote on behalf of their clients unless such clients have furnished voting instructions. As a result, there may be broker non-votes at the Special Meeting. However, broker non-votes will have no effect on the election of directors by a plurality vote. If there is no contest, the proposal for the election of the nominees would be considered a "discretionary" item upon which broker-dealers may vote on behalf of their clients where the clients have not submitted voting instructions. In that case, there would be no broker non-votes at the Special Meeting.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information concerning the security ownership of management and those persons believed by the Company to be beneficial owners of more than 5% of the Company's Class A Common Stock, Class B Common Stock and Exchangeable Preferred Stock at June 30, 1998.


                                                                          Amount and Nature of
                                   Name and Address of                    Beneficial Ownership     Percent of
Title of Class                      Beneficial Owner                       as of June 30, 1998       Class
--------------                     -------------------                    --------------------     ----------
Class A Common Stock               John R.C. Porter                        23,030,718 shares (A)    80.90%
                                   15 Berners Street
                                   London SW1W 9EA England

Class A Common Stock               Telos Shared Savings Plan               3,658,536 shares         17.23%
                                   19886 Ashburn Road
                                   Ashburn, VA 20147

Class B Common Stock               F&C Nominees Limited                    3,143,358 shares         77.85%
                                   11 Devonshire Square
                                   London EC 2M 4YR England

Class B Common Stock               Hare & Co.                              815,700 shares           20.20%
                                   c/o Bank of New York
                                   P.O. Box 11203
                                   New York, NY 10249

Class A Common Stock               David S. Aldrich                        119,392 shares (B)       0.56%

Class A Common Stock               Gerald A. Calhoun                       143,293 shares (B)       0.67%

Class A Common Stock               Mark W. Hester                          213,028 shares (B)       1.00%

Class A Common Stock               Lorenzo Tellez                          377,440 shares (B)       1.76%

Class A Common Stock               John B. Wood                            1,491,863 shares (B)     6.57%

All Officers and Directors as a                                            2,880,116 shares (C)     12.14%
Group (8 persons)


12% Cumulative Exchangeable        Value Partners, Ltd.                    714,317 shares (D)       19.87%
Redeemable Preferred Stock         2200 Ross Avenue, Suite 4660
                                   Dallas, TX 75201

                                   Fisher Ewing Partners
                                   2200 Ross Avenue, Suite 4660
                                   Dallas, TX 75201

12% Cumulative Exchangeable        Wynnefield Partners
Redeemable Preferred Stock         Small Cap Value, L.P.                   228,500 shares (E)        6.36%
                                   One Penn Plaza, Suite 4720
                                   New York, NY  10119

                                   Channel Partnership II, L.P.
                                   One Penn Plaza, Suite 4720
                                   New York, NY 10119

                                   Wynnefield SmallCap Value
                                   Offshore Fund, Ltd.
                                   One Penn Plaza, Suite 4720
                                   New York, NY  10119


         (A) Mr. Porter's holdings include 7,228,916 shares of Class A Common Stock purchasable upon exercise of a warrant.

         (B) Messrs. Aldrich, Calhoun, Hester, Tellez and Wood hold options to acquire 111,000, 124,900, 142,250, 225,000 and 1,483,471 shares of the Company's Class A Common Stock, respectively, in addition to their current common stock holdings. These shares are purchasable upon exercise of warrant and are exercisable within 60 days of March 1, 1998.

         (C) Under the Company's stock option plans and certain stock option agreements, all officers and directors as a group hold options to acquire 2,071,218 shares of Class A Common Stock exercisable within 60 days after March 1, 1998.

         (D) Value Partners Ltd. ("VP") and Fisher Ewing Partners("FEP") have filed jointly a Schedule 13D under which they disclosed that they may act as a "group" within the meaning of Section 13(d) of the Securities Exchange Act. Each of the reporting persons disclosed that it may be deemed to beneficially own the  aggregate  of  714,317  shares  of  the  Exchangeable
                  Preferred held of record by the reporting persons collectively. According to an Amendment to the Schedule 13D filed on May 10, 1996, each of FEP and Timothy G. Ewing and Richard W. Fisher may be deemed to have the sole power to vote and to dispose of the shares of the Exchangeable Preferred held of record by the reporting persons collectively.According to an Amendment to the Schedule 13D filed on May 10, 1996, each of FEP and Timothy G. Ewing and Richard W. Fisher may be deemed to have the sole power to vote and to dispose of the shares of Exchangeable Preferred held of record by the reporting persons collectively.


          (E) Wynnefield Partners SmallCap Value, L.P., ("WPSCU"), Channel Partnership I, L.P. ("CP"), and Wynnefield SmallCap Value Offshore Fund, Ltd. ("WSCVOF") have jointly filed a Schedule 13D under which they disclosed they may act as a "group" within the meaning of Section 13(d) of the Securities Exchange Act. Each of the reporting persons disclosed that it may be deemed to beneficially owned the aggregate of 228,500 shares of the Exchangeable Preferred held of record by the reporting persons collectively. According to the Schedule 13D, Nelson Obus and Joshua Landes, by virtue of their status as general partners of WPSCV, Mr. Obus as general partner of CP and Messrs. Obus and Landes, as officers of WSCV's investment manager, have the power to vote or to direct the vote and the power to dispose and to direct the disposition of the shares of Exchangeable Preferred owned by WPSCV, CP and WSCVOF, respectively.


Directors and Executive Officers

         The following is certain biographical information concerning the directors and executive officers of the Company. The terms of each of the current directors and each of the Class D directors to be elected at the Special Meeting continues until the next annual meeting of shareholders and until his successor is elected and qualified. In addition, the directorships to be held by the Class D Directors would terminate whenever all accumulated dividends on the Exchangeable Preferred have been paid.

Dr. Fred Charles Ikle, Chairman of the Board

     Dr. Ikle (age 73) was elected to the Company's Board of Directors on January 31, 1994 and was elected Chairman of the Board in January 1995. He is Chairman of Conservation Management Corporation and Director of the Zurich-American Insurance Companies. Dr. Ikle is also a Director of the National Endowment for Democracy and a Distinguished Scholar at the Center for Strategic & International Studies. From 1981 to 1988, Dr. Ikle served as Under Secretary of Defense for Policy.

John B. Wood, Director, President and Chief Executive Officer

     Mr. Wood (age 34) was elected President and Chief Executive Officer on February 16, 1994. Mr. Wood was appointed Chief Operating Officer on October 8, 1993 after serving as Executive Vice President from May of 1992. He was elected to the Board of Directors on May 13, 1992. Mr. Wood joined the Company on February 13, 1992. Prior to joining the Company, Mr. Wood was a founder of Beninati & Wood, Inc., an investment-banking firm which had provided services to the Company.

Dr. Stephen D. Bryen, Director

         Dr. Stephen Bryen (age 55) was elected to the Company's Board of Directors on January 31, 1994. He currently serves as a Director in Jefferson Partners, L.L.C., a strategic management consulting and merchant banking firm with offices in Washington, D.C. and New York. Dr. Bryen currently serves on the board of C-MAC Industries in Mechanicsburgh, Pennsylvania and is the senior technical advisor to Hollinger Digital Corporation in New York. From 1981 to 1988 Dr. Bryen served as the Deputy Under Secretary of Defense for Trade
Security Policy and as the Director of the Defense Technology Security Administration, which he founded.

Norman P. Byers, Director

         Mr. Byers (age 51) was elected to the Board of Directors on January 31, 1994. He has been president of Byers Consulting, a Fairfax County, Virginia international business consulting firm since July 1996. Before that appointment, he had served as the President of International Strategies Limited, another local international business consulting firm. From 1968 until his retirement in 1989, Mr. Byers served in a variety of operational and staff positions in the United States Air Force.

David S. Aldrich, Vice President, Corporate Development and Strategy

         Mr. Aldrich (age 38) joined the Company in September 1996 as Vice President, Corporate Development and Strategy. Prior to joining the Company, he was a partner in the Financial Advisory Services Group - Corporate Finance at Coopers & Lybrand L.L.P. Prior to joining Coopers & Lybrand L.L.P. in 1991, Mr. Aldrich was Senior Vice President at Dean Witter Capital Corp., the merchant banking arm of Dean Witter Reynolds, Inc.

William L. Prieur Brownley, Vice President and General Counsel

         Mr. Brownley (age 41) joined the Company in April 1991 and is responsible for the management of the Company's legal affairs. For the five years prior to joining the Company, he served as Assistant General Counsel and then as General Counsel at Infotechnology Inc., an investment company whose holdings included various companies in the communications industry.

Gerald D. Calhoun, Vice President, Human Resources, and Secretary

         Mr. Calhoun (age 48) joined the Company as Vice President, Human Resources, in August 1989. Prior to joining the Company he served as Director, Risk and Financial Management of BDM International, a government contractor which provides consulting services, as Vice President, Human Resources of Halifax Corp., a government contractor providing technical services and third party computer maintenance, and as Director for the U.S. Department of Labor, Employment Standards Administration.

Mark W. Hester, Executive Vice President and Chief Operating Officer

         Mr. Hester (age 45) joined Telos in 1979 and was appointed as Executive Vice President and Chief Operating Officer in 1998. He is responsible for all business operation activities at Telos. Previously he has held progressive positions with Telos as President of Telos Systems Solutions, President of Telos Field Engineering, Regional Manager of Operations and Vice President of Marketing. Mr. Hester received extensive training from IBM Corporation after a successful military commitment of nearly eight years.

Robert W. Lewis, President, Enterworks, Inc.

     Mr. Lewis (age 36) has served as the President of Enterworks, Inc. since its inception in 1996. Mr. Lewis' prior experience has been with Telos Corporation. From 1991 to 1995, he was Director, Business Development with responsibility for major customer development and technology integration.

Robert J. Marino, Executive Vice President and Chief Marketing and Sales Officer

         Mr. Marino (age 61) joined the Company in 1988 as Senior Vice President of Sales and Marketing. In 1990, his responsibilities were expanded to include Program Management in addition to Sales and Marketing. On January 1, 1994, Mr. Marino was appointed to President of Telos Systems Integration, and on January 1, 1998, he was appointed to his current position. Prior to joining the Company in February 1988, Mr. Marino held the position of Senior Vice President of Sales and Marketing with Centel Federal Systems and M/A-COM Information Systems, both of which are U.S. Government contractors.

Lorenzo Tellez, Chief Financial Officer, Treasurer, and Vice President

     Mr. Tellez (age 40) was appointed Chief Financial Officer of the Company in 1993 and Treasurer in 1994. He joined Telos Corporation (California) in 1989 where he was responsible for all financial and regulatory functions. Prior to joining Telos Corporation, Mr. Tellez served as a Senior Manager with Arthur Andersen & Company.

         Each of the directors and executive officers of the Company is a United States citizen.

Meetings of the Board of Directors and Committees of the Board of Directors

         During the fiscal year ended December 31, 1997 (the "Last Fiscal Year"), the Board of Directors held four meetings. Each of the incumbent directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of the committees, if any, upon which such director served.

     The Board of Directors has three standing committees: the Audit Committee, the Executive Committee and the Compensation Committee.


     The Audit Committee, which consists of directors Bryen and Byers, was established to review, in consultation with the independent auditors, the Company's financial statements, accounting and other policies, accounting systems and system of internal controls. The Audit Committee met once during the Last Fiscal Year.

     The Executive Committee, which consists of directors Ikle and Wood, was established to exercise the authority of the Board of Directors when the Board of Directors is not in session as to those matters that can be properly delegated to an executive committee. The Executive Committee met two times during the Last Fiscal Year.

     The Compensation Committee, which consists of directors Ikle, Bryen and Byers, was established to review and approve the compensation of the President and CEO of the Company, grant stock options under the Company's Option Plans, and to review the Company's programs relating to the recruitment, retention and motivation of employees, for recommendation to the Board of Directors. The Compensation Committee met four times during the Last Fiscal Year.

Certain Relationships and Related Transactions

         Information concerning certain relationships and related transactions between the Company and certain of its current and former officers and directors is set forth below.

     Mr. Joseph P. Beninati served as Chairman of the Board for the majority of 1994 before resigning January 5, 1995. The Company paid $165,000 annually subject to a three-year employment agreement that began in 1995 and terminated January 8, 1998. Mr. Beninati resigned from the Board in 1996.

     Mr. John R. C. Porter, the owner of a majority of the Company's common stock, has a consulting agreement with the Company whereby he is compensated for consulting services provided to the Company in the areas of marketing, product development, strategic planning and finance as requested by the Company. Mr. Porter was paid $200,000 by the Company in 1997 pursuant to this agreement, which amount was determined by negotiation between the Company and Mr. Porter.

Executive Compensation

         Summary Compensation Table. The following table shows for the years ended December 31, 1997, 1996 and 1995, the cash compensation paid by the Company as well as certain other compensation paid or accrued for those years, to the chief executive officer and the four other most highly compensated executive officers of the Company in fiscal year 1997.

                               SUMMARY COMPENSATION TABLE


                                                                Long-Term Compensation (3)


Name and Principal                                                                                All Other
     Position            Year           Salary         Bonus (2)     Options/SARs(#)4)           Compensation (6)
     ---------           ----           ------         ---------     ----------------           ----------------
John B. Wood              1997        $307,298(1)      $492,000                  --              $4,750
(President, Chief         1996         299,921(1)            --        2,017,531(5)               4,750
Executive Officer)        1995         252,990(1)       325,000               --                  7,029


Mark W. Hester            1997         174,900          275,000          150,000                  3,525
(Executive V.P. and       1996         184,607           80,000          185,000(5)               2,850
Chief Operating Officer)  1995         181,695           40,000               --                  4,992

Lorenzo Tellez            1997         195,000          195,000          150,000                  4,750
(V.P., Treasurer, Chief   1996         188,269          145,000          465,000(5)               4,750
Financial Officer)        1995         166,624           50,000               --                  6,846

David S. Aldrich          1997         150,010          195,000          300,000                     --
(V.P., Corporate          1996          45,580               --          200,000(5)                  --
Development and
Strategy)

Gerald D. Calhoun         1997         157,997          120,000           50,000                  4,750
(V.P., Human Resources    1996         165,970           85,000          130,000(5)                  --
& Secretary)              1995         143,943           40,000               --                  4,603

-------------------------------------------------------------------------------------------------------

(1) Included in this amount for each of 1995, 1996, and 1997 is $18,000, $8,000 and $8,000, respectively, in directors fees paid.

(2) 1997 amounts include bonuses relating to the TIS sale completed in 1998.

(3) There are no restricted stock awards or payouts pursuant to long-term investment plans.

(4) Options granted are in both the Company's common stock as well as in Enterworks, Inc., common stock.

(5) Included in these amounts are options in Enterworks, Inc. common stock for 60,000 shares granted to Mr. Wood, 35,000 shares granted to Mr. Hester, 65,000 shares granted to Mr. Tellez, 200,000 shares granted to Mr. Aldrich and 30,000 shares granted to Mr. Calhoun.

(6) All other compensation represents Company contributions made on behalf of the executive officers to the Telos Shared Savings Plan.


Stock Option Grants

         The Summary Table of Options/SAR Grants in the Last Fiscal Year is set forth below for the stock option grants in 1997.

                                                                                                   Potential Realizable
                                   Number of                                                      Value at Assumed Rates
                                  Securities                                                          of Stock Price
                                  Underlying       % of Total                                     Appreciation of 5%/10%
                                 Options/SARs     Options/SARS  Exercise or                                for
Name and Principal Position       Granted (1)       Granted     Base Price      Expiration Date        Option Term
---------------------------      ------------     ------------  -----------     ---------------   ----------------------

John B. Wood (President,                 --               --             --               --                     --
Chief Executive Officer)

Mark W. Hester (Executive           150,000             10.5           $1.01    February 2007      $95,278/$241,452
V.P. and Chief Operating
Officer)

Lorenzo Tellez                      150,000             10.5            1.01    February 2007        95,278/241,452
(V.P., Treasurer, Chief
Financial Officer)

David S. Aldrich (V.P.,             300,000             21.0            1.01    February 2007       190,555/482,904
Corporate Development
Strategy)

Gerald D. Calhoun (V.P.,             50,000              3.5            1.01    February 2007         31,759/80,484
Human Resources & Secretary)


(1) All options granted to any of the named executive officers in 1997 were in the Class A common stock of the Company.


Management Stock Options

         The following table shows, as to the individuals named in the Summary Compensation table, the number of shares acquired during such period through the exercise of options, and the number of shares subject to and value of all unexercised options held as of December 31, 1997.


                                                                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                                                    AND FY-END OPTION/SAR VALUES


                                                                        Number of Securities            Value of Unexercised
                                  Shares                               Underlying Unexercised       In-the-Money Options/SARs at
                                 Acquired                 Value        Options/SARs at FY-End                  FY-End
            Name               on Exercise              Realized    Exercisable/Unexercisable (1)    Exercisable/Unexercisable (2)
            ----               -----------              --------    -----------------------------    -----------------------------

John B. Wood (President,             --                    --         1,305,718/1,412,272             $481,433/$191,733
Chief Executive Officer)

Mark W. Hester                       --                    --              85,500/249,500                 14,024/35,725
(Executive V.P. and Chief
Operating Officer

Lorenzo Tellez (V.P.,                --                    --             169,500/445,500                 28,875/70,375
Treasurer, Chief Financial
Officer)

David S. Aldrich (V.P.               --                    --             120,000/380,000                42,600/105,400
Corporate Development and
Strategy)

Gerald D. Calhoun (V.P.              --                    --             118,900/131,000                 10,050/24,450
Human Resources, and
Secretary)


(1) These aggregate amounts include exercisable and unexercisable options to purchase the common stock of Enterworks, Inc. for 18,000 and 42,000 shares held by Mr. Wood, 10,500 and 24,500 shares held by Mr. Hester, 19,500 and 45,500 shares held by Mr. Tellez, 60,000 and 140,000 shares held by Mr. Aldrich and 9,000 and 21,000 shares held by Mr. Calhoun.

(2) These aggregate values include values for exercisable and unexercisable options to purchase the common stock of Enterworks, Inc. of:$11,700 and $27,300 for Mr. Wood, $6,825 and $15,925 for Mr. Hester, $12,675 and
         $29,575 for Mr.  Tellez, $39,000 and $91,000 for Mr. Aldrich and $5,850
         and $13,650 for Mr. Calhoun. All remaining amounts included in these values reflect the value of options to purchase the Class A Common Stock of the Company. These values are based upon an estimated fair market value at December 31, 1997 of $1.07 per share for the Company's Class A Common Stock and $0.77 per share for the common stock of Enterworks, Inc. These values were derived by the Board of Directors from valuations performed by an independent third party pursuant to the Telos Shared Savings Plan, a defined contribution employee savings plan in which substantially all full-time employees are eligible to participate.


Compensation of Directors

         During the fiscal year ended December 31, 1997, employee directors were paid a fee of $2,000 for each Board meeting attended. Outside directors Mr. Byers and Dr. Bryen were paid an annual fee of $25,000, and further compensated at a rate of $750 for each meeting in excess of four meetings a year. The Chairman of the Board, Dr. Ikle, is paid $25,000 quarterly for his service on the Board. In addition, Mr. Byers receives $5,000 per annum for his service as Proxy Chairman. The compensation paid to the outside directors is paid pursuant to a proxy agreement between the Company, the Defense Security Service and certain of the Company shareholders. During the fiscal year ended December 31, 1997, no directors of the Company were awarded options.

     Mr. Byers also has a consulting agreement with the Company to help the Company expand its business operations into the international marketplace. Under this agreement Mr. Byers receives $10,500 a month for his services. Mr. Byers was compensated $130,000, $128,000 and $121,500 for 1997, 1996 and 1995,
respectively.

Employment Contracts

     As of December 31, 1997, the Company was a party to agreements with certain of its executive officers. Mr. David S. Aldrich, Vice President, Corporate Development and Strategy, Mr. William L. P. Brownley, Vice President and General Counsel, Mr. Gerald D. Calhoun, Vice President, Human Resources and Secretary, Mr. Mark W. Hester, Executive Vice President and Chief Operating Officer, Mr. Robert J. Marino, Chief Marketing and Sales Officer, Mr. Lorenzo Tellez, Chief Financial Officer, Treasurer and Vice President, and Mr. John B. Wood, Director, President and Chief Executive Officer, have employment agreements with the Company. The agreements are for one year terms and provide for a payment of two years' base salary then in effect if involuntarily terminated or if the agreements are not extended. Accordingly, Messrs. Aldrich, Brownley, Calhoun, Hester, Marino, Tellez and Wood would receive, given their present salary levels, $150,000, $150,000, $158,000, $175,000, $195,000, $195,000 and $300,000,
respectively for a two year period. In addition to base salary, the executives are eligible for a bonus and for the grant of stock options under the agreements. The amount of the bonus is determined by reference to the amount, if any, of earnings before taxes and goodwill amortization of the Company for the year. Each year the Company renegotiates these employment contracts as part of the yearly review process. Accordingly, in 1998, the Company expects to review the contracts described above.

                                                              TELOS CORPORATION




                                             By:/s/Gerald D. Calhoun, Secretary
                                                -------------------------------


Ashburn, Virginia
July 20, 1998